As filed with the Securities and Exchange Commission on March 27, 2019

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in this charter)

Delaware	83-0940635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre, Esq.

Associate General Counsel and Assistant Secretary

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock	3,039,892	$108.20	$328,916,314.40	$39,864.66

(1)

In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on March 25, 2019.

(3)

Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $121.20 per $1,000,000 of the proposed maximum aggregate offering price. Pursuant to Rule 457(p) promulgated under the Securities Act, the total amount of the registration fee due is offset by (i) registration fees of $31,710.95 previously paid by TWDC Enterprises 18 Corp. (f/k/a The Walt Disney Company) (“Legacy Disney”) with respect to 3,039,892 unissued shares of common stock under the Registration Statement on Form S-3 (File No. 333-211269) filed by Legacy Disney under the Securities Act on May 10, 2016 and (ii) the registration fee previously paid by The Walt Disney Company (“we,” “our,” “us,” “Disney,” or the “Company”) (out of the total registration fee paid of $8,396,033.87, against which (x) $5,956,518.68 has been previously offset by the registration fee previously paid by the Company in connection with the registration of shares of Company Common Stock on Form S-4 (File No. 333-225850), as amended, initially filed by the Company on June 25, 2018 and (y) $1,808,845.27 has been previously offset by the registration fee previously paid by the Company in connection with the registration of shares of Company Common Stock on Form S-8 (File No. 333-230407) filed by the Company on March 20, 2019) in connection with the registration of shares of Company Common Stock on Form S-4 (File No. 333-224335), as amended, initially filed by Legacy Disney on April 18, 2018, with respect to which no shares of Company Common Stock were issued or sold. The registrant is the successor registrant to Legacy Disney. The offering under the referenced registration statement of Legacy Disney on Form S-3 has been terminated and the effectiveness of such registration statement on Form S-3 has been terminated pursuant to a Post-Effective Amendment to Form S-3 filed by Legacy Disney under the Securities Act. Accordingly, no registration fee is owed in connection with this registration statement.

Prospectus dated March 27, 2019

3,039,892 shares of Common Stock

The Walt Disney Company Investment Plan

A Direct Stock Purchase Plan for Disney Common Stock

The Walt Disney Company, or Disney, is pleased to offer The Walt Disney Company Investment Plan, or the Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Disney common stock and to reinvest cash dividends in the purchase of additional shares.

Key features of the Plan are summarized below:

•

If you do not currently own any shares of Disney common stock, you may join the Plan by completing an enrollment form and either making an initial cash investment of at least $175 or authorizing monthly deductions of at least $50 from a qualified bank account for the purchase of Disney common stock.

•

If you currently own at least one share of Disney common stock, registered in your name, you may participate in the Plan simply by completing and returning an enrollment form. If you own one or more shares but they are currently held by a bank or broker in its name (that is, in “street name”), you may participate in the Plan by instructing your agent to transfer at least one Disney share to an account registered in your name via the Direct Registration System (“DRS”). In order to do so, you must provide your broker with the Broadridge Corporate Issuer Solutions, Inc. DTCC Transfer Agent FAST number: 7824. Once the process is completed, you will receive a transaction advice from the transfer agent. Upon receipt of the DRS advice, you may request an enrollment package. Alternatively, you may participate in the Plan by making arrangements with your agent to participate in the Plan on your behalf, if and to the extent such agent permits beneficial owners to participate in the Plan.

•	Once you have enrolled, you may make additional investments of $50 or more by check or through one or more automatic deductions from a qualified bank account.

•	All cash dividends will be reinvested automatically in additional shares of Disney common stock, whether shares are held in book-entry or certificate form.

•

As a participant, you may (but are not required to) deposit any Disney common stock certificates you hold with the administrator of the Plan for safekeeping. However, Disney common stock certificates must be deposited with the Plan in order to sell certificated shares through the Plan.

•	You may sell all or any portion of your Disney common stock through the Plan.

•	Participation in the Plan is subject to the payment of certain fees, including fees in connection with enrollment and the purchase and sale of shares.

Disney common stock is listed on the New York Stock Exchange under the symbol “DIS.” On March 26, 2019, the closing price of Disney common stock on the New York Stock Exchange was $110.14 per share.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If any other information or representations are given or made, you must not rely upon them as having been authorized.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Disney common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Disney common stock are offered only through a registered broker/dealer in those jurisdictions.

Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in Disney’s affairs since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

Investing in our common stock involves risks. Before purchasing common stock pursuant to the Plan, you should read the “Risk Factors” section on page 1.

i

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include “Risk Factors,” or that discuss risks to us, which are incorporated by reference in this Prospectus or any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this Prospectus or any applicable prospectus supplement. If any of the risks and uncertainties described in this Prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

THE WALT DISNEY COMPANY

The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences & Consumer Products; Studio Entertainment; and Direct-to-Consumer and International. Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521; telephone number (818) 560-1000.

During fiscal 2018, Disney entered into an Amended and Restated Agreement and Plan of Merger with Twenty-First Century Fox, Inc, (“21CF”) that includes the acquisition of certain 21CF businesses, the most significant of which are the Twentieth Century Fox film and television studios, certain cable networks (including FX and Nat Geo), 21CF’s international television businesses and 21CF’s 30% interest in Hulu LLC.

Media Networks

The Media Networks segment includes domestic cable and broadcast television networks, television production and distribution operations, domestic television stations and domestic radio networks and stations. Our primary domestic cable networks are branded ESPN, Disney and Freeform. These networks produce their own programs or acquire rights from third parties to air their programs on our networks. In broadcast television networks, the Company operates the ABC Television Network (“ABC”), which as of September 29, 2018, had affiliation agreements with 244 local television stations reaching almost 100% of U.S. television households. ABC produces its own programs and also acquires programming rights from third parties as well as entities that are owned by or affiliated with the Company. The Company has investments in media businesses that are accounted for under the equity method, including A+E Television Networks and CTV Specialty Television, Inc.

Parks, Experiences & Consumer Products

The Company owns and operates Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes theme parks (the Magic Kingdom, Epcot, Disney’s Hollywood Studios and Disney’s Animal Kingdom); hotels; vacation club properties; a retail, dining and entertainment complex (Disney Springs); a sports complex; conference centers; campgrounds; golf courses; water parks; and other recreational facilities. The Disneyland Resort includes two theme parks (Disneyland and Disney California Adventure), three resort hotels and a retail, dining and entertainment complex (Downtown Disney). Internationally, the Company owns and operates Disneyland Paris, which includes two theme parks (Disneyland Park and Walt Disney Studios Park); seven themed resort hotels; two convention centers; a shopping, dining and entertainment complex (Disney Village); and a 27-hole golf facility. The Company also owns a 47% interest in Hong Kong Disneyland Resort, which includes one theme park and two themed resort hotels, and a 43% interest in Shanghai Disney Resort, which opened in June 2016 and includes one theme park; two themed resort hotels; a retail, dining and entertainment complex (Disneytown); and an outdoor recreational area. The Company also has a 70% ownership interest in the management company of Shanghai Disney Resort. The Company also earns royalties on revenues generated by the Tokyo Disney Resort, which is owned and operated by Oriental Land Co., Ltd. (“OLC”), a third-party Japanese corporation, which includes two theme parks (Tokyo Disneyland and Tokyo DisneySea); four Disney-branded hotels; six other hotels (operated by third parties other than OLC); a retail, dining and entertainment complex (Ikspiari); and Bon Voyage, a Disney-themed merchandise location. Additionally, the Company owns and operates Disney Cruise Line, Disney Vacation Club (“DVC”), Aulani, a Disney Resort & Spa in Hawaii, and Adventures by Disney. The Company’s consumer products operations license our trade names, characters, visual, literary and other intellectual properties to various manufacturers, game developers, publishers and retailers throughout the world and sells branded merchandise through retail, online and wholesale businesses, and develops and publishes books, magazines, comic books and games.

Studio Entertainment

The Studio Entertainment segment produces and distributes live-action and animated motion pictures, live stage plays and musical recordings. The Company distributes films primarily under the Walt Disney Pictures, Pixar, Marvel, Lucasfilm and Touchstone banners. In addition, the Company distributes live-action films produced by DreamWorks Studios (“DreamWorks”) that were released theatrically from 2010 through 2016. The Company generally distributes these products through its own distribution and marketing companies in the U.S. and both directly and through independent companies and joint ventures in foreign markets.

Direct-to-Consumer & International

The Direct-to-Consumer & International (“DTCI”) segment’s significant operations include Disney and ESPN branded international television networks and channels, Direct-to-consumer (“DTC”) services (including the ESPN+ and Disney+ streaming services), other Company branded digital content distribution platforms and services and BAMTech LLC (“BAMTech”) (owned 75% by the Company since September 25, 2017), which provides streaming technology services. In addition, the segment has investments in entities that operate international television networks and digital media, which are accounted for under the equity method of accounting. DTCI also operates: branded apps and websites, including ESPN, ABC, Disney and Freeform; the Disney Movie Club, which sells DVD/Blu-rays directly to consumers in the United States and Canada; and Disney Digital Network, which develops online video content, primarily for distribution on YouTube, and provides online marketing services; and provides streaming technology support services through BAMTech, which provides technology services to third parties.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they appear in this Prospectus, any prospectus supplement or the documents incorporated or deemed to be incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of Disney and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus or any prospectus supplement or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents. Disney does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our SEC filings and other information about The Walt Disney Company are also available at our website at www.thewaltdisneycompany.com. Except for documents filed with the SEC and incorporated by reference into this Prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this Prospectus.

This Prospectus constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This Prospectus does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.

We are “incorporating” certain documents into this Prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this Prospectus, and information we file later with the SEC will automatically update and supersede the information in this Prospectus and in documents incorporated by reference. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(1)

Legacy Disney’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018, filed on November 21, 2018 (as updated by Legacy Disney’s Current Report on Form 8-K filed with the SEC on February 15, 2019).

(2)	Legacy Disney’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018, filed on February 5, 2019.

(3)

The information in Legacy Disney’s proxy statement filed on January 11, 2019, but only to the extent such information is incorporated by reference in Legacy Disney’s Annual Report on Form 10-K for the year ended September 29, 2018.

(4)

Legacy Disney’s Current Reports on Form 8-K filed on November 27, 2018, November 30, 2018, December 3, 2018, December 4, 2018, December 26, 2018, January 8, 2019, January 18, 2019 (first filing only), January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 15, 2019, February 21, 2019, March 1, 2019, March 4, 2019, March 5, 2019, March 8, 2019 (both filings), March 12, 2019, March 18, 2019 and March 20, 2019 (both filings).

(5)	Disney’s Current Reports on Form 8-K filed on March 20, 2019 (both filings) and on Form 8-K/A filed on March 27, 2019.

(6)

The description of The Walt Disney Company common stock contained in the Registration Statement on Form S-4 (File No. 333-225850) first filed by Disney with the SEC on June 25, 2018, including any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to the termination of this offering (other than information in such documents that is deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

Disney will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to Disney Shareholder Services, 500 S. Buena Vista St.—MC0113, Burbank, California 91521-0113; telephone number (818) 526-4285. You should not assume that the information in this Prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this Prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this Prospectus and the information included in any applicable prospectus supplement.

THE WALT DISNEY COMPANY INVESTMENT PLAN

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in The Walt Disney Company by providing a convenient method to purchase shares of Disney common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION

2.	Who administers the Plan?

The Plan is administered by Broadridge Corporate Issuer Solutions, Inc. (the “Administrator”), which serves as our stock transfer agent, registrar and dividend disbursing agent. The Administrator acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. The Walt Disney Company reserves the right to designate a new administrator at any time.

Purchases and sales of Disney common stock under the Plan are made by a registered broker-dealer acting as purchasing agent for Plan participants. The Administrator has designated a registered broker-dealer to perform this function, but reserves the right to appoint a different or successor independent agent from time to time.

3.	How do I contact the Administrator?

Written Inquiries: Disney Shareholder Services

c/o Broadridge Corporate Issuer Solutions

P.O. Box 1342

Brentwood, NY 11717-0718

Street Address: Disney Shareholder Services

c/o Broadridge Corporate Issuer Solutions

1155 Long Island Avenue

Edgewood, NY 11717-8309

Attn: IWS

Window Service: 400 N. Brand Blvd., Suite 900

(8:30 - 5:30 Pacific Time)

Glendale, CA 91203

Telephone Inquiries: (855) 55-DISNEY (1-855-553-4763)

Fax: (215) 553-5402

Email: disneyshareholder@broadridge.com

Website: www.disneyshareholder.com

When communicating with the Administrator, you should have available your account number, taxpayer identification number, and/or the stock certificate number(s).

4.	What kind of reports will be sent to participants in the Plan?

Statements will be sent to participants with account activity (such as purchase, sale, transfer, deposit, withdrawal of shares or dividend reinvestment) two weeks following the completion of the transaction or as soon as practicable thereafter. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements or notices of availability of these documents.

Please note that if you are enrolling only for dividend reinvestment, you will not receive a confirmation notice of your enrollment.

Statements will be sent upon the reinvestment of any dividend.

For immediate notification of account transactions, you may view your account information online at www.disneyshareholder.com.

5.	Can Plan statements be sent electronically?

Yes. You can elect to have your plan statements sent to you via E-delivery by logging into your account at any time at www.disneyshareholder.com and selecting Electronic Consent under the Account Services section.

ELIGIBILITY AND ENROLLMENT

6.	How does a Disney shareholder become eligible to participate in the Plan?

If you are already a Disney shareholder with at least one share of common stock registered directly in your name, either in certificate form or held electronically via the Direct Registration System (“DRS”), you may enroll in the Plan simply by completing and returning the appropriate enrollment form with the appropriate fees.

7.	I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of Disney common stock that are held on your behalf by a bank or broker (that is, in “street name”), you may participate in the Plan by either of the following:

i.

Instructing your agent to transfer at least one of your Disney shares to a DRS account registered in your name. You can do this by requesting your broker to transfer your shares via DRS directly to the books of the Administrator, registered in your name. In order to do so, you must provide your broker with the Broadridge Corporate Issuer Solutions, Inc. DTCC Transfer Agent FAST number: 7824. Once the process is completed, you will receive a transaction advice showing the deposit of shares in DRS. Upon receipt of the DRS advice, you can ask the Administrator to send you an enrollment package.

ii.

Making arrangements with your agent to participate in the Plan on your behalf, if and to the extent such agent permits beneficial owners to participate in the Plan. Participation in the Plan through an agent may be on terms and conditions which differ from those set forth in this Prospectus, in which case the terms and conditions set forth by such agent will govern. We will not be responsible for the terms of any such participation, including the tax consequences thereof. The term “participant” as used in this Prospectus refers to shareholders of record participating directly in the Plan.

Plan participants may send their share certificates to the Administrator for safekeeping, but doing so is not mandatory. However, in order to sell certificated shares through the Plan, it is necessary that the certificates be deposited with the Administrator. See Questions 21 and 24 below.

8.	I’m not currently a shareholder. Can I participate in the Plan?

If you currently hold no shares of Disney common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $175 or authorizing automatic monthly deductions of at least $50 from a qualified bank account.

Initial enrollments are processed on a weekly basis and all funds are subsequently invested on the schedule set forth in Question 17 below.

9.	Are there fees associated with enrollment?

Yes. A one-time $20 enrollment fee is payable with respect to each enrollment. If you are not making an initial cash investment because you already hold at least one share or because you have signed up for automatic monthly deductions of $50, you will need to include a $20 check, made payable to “Broadridge,” with your enrollment form. If your enrollment form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment, together with a $7.00 investment fee. An investment fee will also be deducted from each subsequent investment, in the amount of $7.00 in the case of investments by check, or $1.00 in the case of automatic deductions. See Question 31 below.

10.	Are there any restrictions on participation in the Plan by shareholders residing outside the United States?

Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Accordingly, in the case of citizens or residents of a country other than the United States, its territories, and possessions, the Company may determine, in its sole discretion, not to allow participation because compliance with applicable regulations is not reasonably practicable.

OPTIONAL CASH INVESTMENTS

11.	What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50, subject to a maximum of $250,000 during any calendar year, including your initial investment, if any.

12.	How do I make an optional cash investment?

Existing Plan participants may send a personal check or money order, payable in U.S. dollars to “Broadridge.” Cash and third-party checks are not allowed. Checks may be accompanied by the appropriate section of your account statement or an Optional Cash Investment coupon. Optional Cash Investment coupons can be obtained by accessing your account at www.disneyshareholder.com. If you do not have a coupon, write the account number in the memo portion of your check and include a note identifying your account.

Mail your optional payment to: Disney Shareholder Services

c/o Broadridge Corporate Issuer Solutions

P.O. Box 1342

Brentwood, NY 11717-0718

You may also authorize a one-time, optional cash investment to be deducted from an account at a financial institution that is a member of the National Automated Clearing House Association. To do so, log into your portal profile via www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen which will allow you to set a one-time investment amount and input your banking information.

As an added security measure, Broadridge may apply a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. The optional investment will be made by the independent purchasing agent and will occur within five (5) business days after receiving funds. See Question 17.

13.	Can I have monthly optional cash investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.

•	To initiate this service, you must send a completed “The Walt Disney Company Plan Automatic Deduction Service” form to the Administrator; or, log into your portal profile via

www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen that will allow you to establish a recurring investment amount and input your banking information.

•

To change any aspect of the instruction, you must send a revised “The Walt Disney Company Plan Automatic Deduction Service” form to the Administrator or, log into your portal profile via www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen which will allow you to edit your current recurring investment amount and/or banking information.

Initial set-up, changes and terminations to the monthly automatic deduction instructions will be made as soon as practicable.

As an added security measure, Broadridge may apply a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day. Funds will then be invested within five business days after the deduction has occurred.

To terminate the deductions, you must notify the Administrator in writing, or log into your portal profile via www.disneyshareholder.com and click “Plan Options” then click “Cancel Deductions”.

14.	Will I be charged fees for optional cash investments?

Yes. For any investment made by check, a fee of $7.00 will be deducted prior to investment. A fee of $1.00 per investment will be deducted prior to investment with respect to any investment made by automatic deduction. See Question 31 below.

15.	How are payments with “insufficient funds” handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an “insufficient funds” fee of $50 is received from the participant, or may sell such shares to satisfy any uncollected amounts. If the net proceeds from the sale of shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

PURCHASE OF COMMON STOCK

16.	What is the source of Disney common stock purchased through the Plan?

Generally, share purchases will be made by the Plan’s independent purchasing agent in the open market.

Share purchases in the open market may be made on any stock exchange where Disney common stock is traded or by negotiated transactions on such terms as the independent purchasing agent may reasonably determine. Neither Disney nor any participant will have any authority or power to control or influence the date, time or price at which shares may be purchased by the independent purchasing agent, the manner of effecting these purchases or the broker through which these purchases are made.

17.	When will shares be purchased?

Initial and optional investment purchases will be made by the independent purchasing agent and will occur on a daily basis, excluding weekends or holidays. We refer to each date on which purchases are made as an

“Investment Date”. The Administrator must receive funds for initial and optional investments no later than three business days before an Investment Date for those investments to be invested in our common stock beginning on that Investment Date. Otherwise, the Administrator may hold those funds and invest them on the next Investment Date.

No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing each purchase.

18.	What is the price of shares purchased under the Plan?

Shares purchased by the independent purchasing agent in the open market on any Investment Date will be credited to a participant’s account at the weighted average price incurred to purchase all shares acquired on that date, including brokerage commissions (which commission is currently $0.02 per share but is subject to change without notice).

DIVIDENDS

19.	Must my dividends be reinvested automatically?

Yes. Cash dividends on all shares of Disney common stock held in your account, including shares in book entry and certificate form and fractional shares, will be reinvested automatically in additional shares of Disney common stock. No fees will be charged in connection with dividend reinvestments, although the purchase price will include the brokerage commission applicable to all open market purchases (which commission is currently $0.02 per share but is subject to change without notice). Payment of dividends on common stock is at the discretion of Disney’s Board of Directors.

20.	When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be completed within five business days of the dividend payment date. The price of shares purchased by the independent purchasing agent with the dividend will be the weighted average price, including brokerage commissions, of all shares purchased with reinvested dividends.

SALE OF SHARES

21.	How do I sell my Plan shares?

You may sell any number of shares held in your account by (i) contacting the Administrator by phone at (855) 553-4763 and giving verbal instruction, (ii) completing the appropriate section of your account statement, (iii) accessing your account at www.disneyshareholder.com and submitting the number of shares to sell, or (iv) preparing a written request and sending it to the Administrator by mail or by fax at (215) 553-5402. Participants may instruct the Administrator to sell shares under the plan through a Batch Order, Market Order or Day Limit Order. All sales options may not be available at all times. The Administrator will forward your request to the Plan’s independent purchasing agent, and the agent will sell your shares within five business days. Proceeds from the sale, less the associated fee and a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice), will be sent by check to you within five business days following the sale. All payments will be made by check and mailed to the participant on the settlement date. For faster delivery, checks can be sent on the settlement date by an overnight courier for an additional fee of $35. Electronic delivery of funds by direct deposit is available on the settlement date for an additional fee of $5. You may enroll in direct deposit by completing the direct deposit authorization form which can be located at www.disneyshareholder.com. A Direct Deposit Form is also available by contacting the Administrator.

As an added security measure, Broadridge may apply a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions, should they arise.

Sale transactions occurring within this initial five-day hold period will still be processed but funds will be issued in check form and mailed to the address of record for the account. All future sale proceeds will be directly deposited according to the instructions provided. Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold. See Questions 23 and 24 below.

Batch Order (online, by telephone or by written request) – A Batch Order is an accumulation by the Administrator of all requests to sell shares through the Plan submitted together as a collective request. Batch Orders are submitted on each trading day, assuming there are sale requests to be processed. The Administrator will forward your request to a registered broker and the broker will sell your shares, along with shares to be sold for other accounts, within five business days, assuming the applicable market is open for trading and sufficient market liquidity exists. Proceeds from the sale, less a sales fee of $20 and a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice), will be sent to you within five business days following the sale. You may request a Batch Order sale online at www.disneyshareholder.com, by contacting the Administrator by phone at (855) 553-4763 or by written request. All sale requests received in writing will be submitted as Batch Order sales.

Market Order (as available online or by telephone) – A Market Order is a request to sell shares promptly at the then-current market price. A participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time), the Administrator will promptly submit the shares to a broker for sale on the open market and the order will be executed as soon as market conditions allow. The price per share will be the market price of the sale obtained by the Administrator’s broker and is not guaranteed. Proceeds from the sale, less a market order fee of $25 and a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice), will be sent to you within five business days following the sale. You may request a Market Order sale only online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. Once entered, Market Order requests received by the Administrator during market hours are final and cannot be canceled. Sales requests submitted near or after the close of the market may be executed on the next trading day, along with other requests received after market close. Depending on the current trading activity, there may not be a market for your request and the order could be canceled at the end of the trading day. If your Market Order is canceled, you will receive an email confirmation. If your Market Order was canceled and you still want the shares to be sold, you will need to re-enter the sale request.

Day Limit Order (as available online or by telephone) – A Day Limit Order is an order to sell shares when and if they reach a specific trading price on a specific day. A participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (or, for orders placed outside of market hours, the next trading day). All limit orders are considered irrevocable upon final submission of the order and cannot be canceled within market hours. Proceeds from the sale, less a limit order fee of $25 and a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice), will be sent to you within five business days following the sale. You may request a Day Limit Order only online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. Depending on the current trading activity, the entered price may not be met by the end of that trading day or there may not be a market for the request. In both cases, the order could be canceled at the end of the trading day. Should a participant submit a limit order that falls under the current trading price at the time of receipt by the broker, there is a chance the order will be canceled upon receipt if it exceeds certain pricing thresholds meant to protect you from erroneous entries. The order may also be canceled by the applicable stock exchange or by the Administrator’s broker due to certain restrictions. If your Day Limit Order is canceled, you will receive an email confirmation. If your Day Limit Order was canceled and you still want the shares to be sold, you will need to re-enter the sale request.

22.	Is there a minimum number of shares that I must maintain in my account to keep it active?

Yes. You must maintain at least one share of Disney common stock in your Plan account. If your account balance falls below one share, the Administrator may terminate your participation in the Plan without written notice. Upon termination, your participation in the Plan will cease and your fractional share will be sold. A check for the value of the fractional share, less the $20 sales fee will be mailed to the address of record. If you have a bank account on file, the funds will be deposited into your bank account.

If you are a new investor who has signed up for monthly deductions, your account will be exempt from this requirement until you accumulate one share in your account.

CUSTODIAL SERVICE

23.	How does the custodial service (book-entry shares) work?

All shares of Disney common stock that are purchased through the Plan will be held by the Administrator and reflected in book-entry form in the participant’s account on the records of the Administrator. A Plan participant who holds Disney common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant’s account. As noted under Question 19, above, all cash dividends will be reinvested in Disney stock whether shares are held in book-entry or certificate form.

24.	How do I deposit my Disney stock certificates with the Administrator?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail (insured for 2% of the value of the shares), to the Administrator with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

25.	Are there any charges associated with this custodial service?

No. There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan or for depositing with the Administrator the stock certificates you hold for the purpose of adding the shares to your book-entry share position, however the fee to enroll in the Plan will apply. See Question 9.

ISSUANCE OF STOCK CERTIFICATES

26.	Will stock certificates be issued for shares acquired through the Plan?

No. Stock certificates will not be issued for shares in a Plan account. The Plan’s book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction.

27.	How do I request a stock certificate?

The Walt Disney Company discontinued issuing physical certificates in October 2013.

GIFTS AND TRANSFERS OF SHARES

28.	Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator a completed stock power transfer form. Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program helps to establish that the individual signing is in fact the owner as indicated on the participant’s account. Broadridge

Corporate Issuer Solutions, Inc. is a Paperless Legal Transfer Agent. As transfer agent, Broadridge Corporate Issuer Solutions relies on the Medallion guaranteed signature of the shareholder or his/her agent to transfer stock. Supporting legal documentation (death certificates, trusts, powers of attorney, letters of testamentary/administration, etc.) must be reviewed and maintained by the guarantor institution. Legal documents that accompany a transfer request sent to the transfer agent will not be reviewed or returned. The Medallion signature guarantee stamp can be obtained at most major banks and brokerage firms.

29.	Enrolling Newly Transferred Accounts

You may transfer shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of less than one share. If you wish to open a new Plan account for the transferee, you must include written instructions to enroll the new account and include a $20 check to cover the enrollment fee for each new account.

30.	What about Gifts to Minors?

If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed.

SERVICE FEES

31.	What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee	$20.00
Investment Fees*
via check	$7.00
via automatic investment	$1.00
Sales Fee*
Batch Order	$20.00
Market Order	$25.00
Limit Order per transaction (Day)	$25.00
Overnight Courier Fee	$35.00
Direct Deposit of Sale Proceeds Fee	$5.00
Check Replacement Fee	up to $30.00
Lost Securities Replacement Fee for 10 shares or less	$10.00
Lost Securities Replacement Fee for 11 shares or more	Minimum of $65.00
Fee for Insufficient Funds or Rejected Automatic Deductions	$50.00
Historical Research Fee**	$25.00
Cost Basis Election other than FIFO	$50.00

*	Plus a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice).
**	There is no fee for statements or 1099 tax forms requested via the on-line shareholder portal.

Fees are subject to change with prior notice except for the brokerage commission fee which may change without prior notice.

WITHDRAWAL FROM THE PLAN

32.	How do I close my Plan account?

You may terminate your participation in the Plan either by calling (855) 553-4763 and giving verbal instruction or by sending written instructions to the Administrator. Written instructions can be mailed or faxed to

(215) 553-5402. Upon termination, your whole shares will be converted to book-entry form in DRS. The DRS advice will be sent to you together with a check for the value of any fractional share, less the $20 sales fee. Alternatively, you can have all of the shares in your Plan account sold for you as described above in Question 21.

In addition, if you elect to have your shares sold, a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice) will be charged. The per-share commission will also apply to the sale of any fractional share. If you choose to have all whole shares converted to book-entry form in DRS and the fractional share amount, if any, does not cover the applicable fees, the Administrator may sell a full share to satisfy any uncollected balance.

Any shares converted to book-entry form in DRS upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the shares are to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all registered shareholders. The signature(s) on the instruction letter must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. See Question 28 above.

The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Disney common stock.

If you are an active participant in the automatic deduction service and request that all of your shares be sold and your account be terminated, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. If you elect to sell but do not request termination of your account, your shares will be sold and future reinvestments and any authorized deductions from your account at a financial institution will continue. The $20 sales fee will be waived in this circumstance but the brokerage commission will still apply.

ADDITIONAL INFORMATION

33.	How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Administrator or held by you in certificate form will be credited to your book-entry position. If Disney makes a distribution on shares in a form other than cash or shares of Disney common stock, you will receive the distribution in kind.

34.	How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of Disney shareholders, together with a proxy card representing the shares held by the Administrator in your Plan account. You can vote by using the Internet or telephone or by signing, dating and returning the proxy card. Fractional shares will be aggregated and voted in accordance with the participants’ directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

35.	Can the Plan be changed or discontinued?

Disney reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Disney, whole shares held in a participant’s account under the Plan will be converted to book-entry form in DRS and a cash payment will be made for any fractional share.

LIMITATION OF LIABILITY

If you choose to participate in the plan, you should recognize that neither Disney nor the Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the plan.

Neither Disney nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the price at which shares are purchased or sold for the participant’s account, the times when purchases or sales are made or fluctuations in the market value of Disney common stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by Disney’s Board of Directors in its discretion, depending upon future earnings, the financial condition of Disney and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

U.S. FEDERAL INCOME TAXATION

The following is a discussion of the material U.S. federal income tax consequences to participants in the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. This discussion does not address estate or gift tax consequences or tax consequences arising under the federal alternative minimum tax, the Medicare tax on net investment income or any state, local or foreign law. Except as specifically set forth below, this discussion does not apply to Plan participants who are non-U.S. persons (including non-resident aliens) or non-U.S. corporations, partnerships or other entities.

Dividends

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as if received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service (“IRS”) as dividend income.

Gain or Loss

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when shares are sold, either by the independent purchasing agent pursuant to the participant’s request or by the participant after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis for such shares or fraction of a share. The tax basis and holding period of shares that are sold in the participant’s account must be reported to the participant and the IRS on IRS Form 1099-B. The default method of determining cost basis is FIFO-First In, First Out. A participant should retain all transaction statements in order to determine the tax basis of the participant’s shares acquired through the Plan.

Withholding

Plan participants who are non-U.S. persons (including non-resident aliens) or who are non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with IRS regulations. Where applicable, this withholding tax may be reduced or eliminated by treaty between the United States and the country in which the participant resides. Dividends paid on shares in any Plan account, for any Plan participant (whether a U.S. or non-U.S. person), are subject to the “backup withholding” provisions of the Code, unless the Plan participant provides certain certifications. If any withholding is required with respect to a Plan participant, the amount of any dividends, net of the applicable withholding tax, will be credited to the participant’s Plan account for investment in additional shares of Disney common stock.

The foregoing discussion is a summary of the material tax consequences that may be relevant to a participant in the Plan, but does not reflect every possible outcome that could result from participation in the Plan. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

USE OF PROCEEDS

Share purchases will be made by the Plan’s independent purchasing agent in the open market and therefore there will be no proceeds to the Company from the purchase of shares pursuant to the Plan.

LEGAL MATTERS

The legality of the common stock covered hereby has been passed upon for Disney by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Legacy Disney’s Current Report on Form 8-K dated February 15, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Twenty-First Century Fox, Inc. appearing in Disney’s Amended Current Report on Form 8-K/A filed on March 27, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS IN THE PLAN FOR FUTURE REFERENCE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All amounts are estimated.

Registration fee	$39,864.66
Accounting fees and expenses	$12,500.00
Legal fees and expenses	$25,000.00
Total	$77,364.66

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Disney bylaws, as amended and restated, contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, Disney’s amended and restated certificate of incorporation contains a provision eliminating the personal liability of a director to Disney or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Disney maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Disney intends to enter into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Disney will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, Disney’s amended and restated certificate of incorporation and amended and restated bylaws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.

Exhibit Number	DESCRIPTION

3.1	Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.1 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.2 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

3.3	Amended and Restated Bylaws of The Walt Disney Company (incorporated by reference from Exhibit 3.3 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

5.1	Opinion of Cravath, Swaine & Moore LLP.

10.1	The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.

23.1	Consent of Cravath, Swaine & Moore LLP (included in their opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on Signature Page).

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on March 27, 2019.

THE WALT DISNEY COMPANY

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan N. Braverman, Christine M. McCarthy, Jolene E. Negre and Roger J. Patterson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Robert A. Iger Robert A. Iger	Chairman and Chief Executive Officer (Principal Executive Officer)	March 27, 2019

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy Christine M. McCarthy	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 27, 2019

/s/ Brent A. Woodford Brent A. Woodford	Executive Vice President-Controllership, Financial, Planning and Tax (Principal Accounting Officer)	March 27, 2019

Directors

/s/ Susan E. Arnold Susan E. Arnold	Director	March 27, 2019

Signature	Title	Date

/s/ Mary T. Barra Mary T. Barra	Director	March 27, 2019

/s/ Safra A. Catz Safra A. Catz	Director	March 27, 2019

/s/ Francis A. deSouza Francis A. deSouza	Director	March 27, 2019

/s/ Michael Froman Michael Froman	Director	March 27, 2019

/s/ Robert A. Iger Robert A. Iger	Chairman of the Board and Director	March 27, 2019

/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	March 27, 2019

/s/ Mark G. Parker Mark G. Parker	Director	March 27, 2019

/s/ Derica W. Rice Derica W. Rice	Director	March 27, 2019